EXHIBIT ONE - Abridged Minutes of Annual General Meeting Held November 10, 2002


                    MINUTES OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        IMPULSE MEDIA TECHNOLOGIES, INC.



The Annual Meeting of the shareholders of the corporation was held at:

     Date:     November 10, 2002

     Time:     3:00 p.m.

     Place: Suite 4, Temple Building, Main & Prince William St. Charlestown, Nevis, West Indies

The Secretary of the corporation stated that the meeting had been called pursuant to a notice of meeting and/or waiver of notice thereof. It was ordered that a copy of the notice and/or waiver of notice be appended to the minutes of the meeting.

The Secretary presented the list of shareholders from the Shareholder Register. Proxies representing 67,416,598, or 83%, of outstanding stock were voted in person or by proxy in favor of all resolutions before the meeting.

The President stated that a majority of the total number of shares issued and outstanding was represented and that, a quorum being present, the meeting was duly organized. It was ordered that the proxies be appended to the minutes of the meeting.

The meeting was called to order by the President of the corporation. The President of the corporation announced that he would act as chairman of the meeting, and designated himself to act as the Secretary of the meeting.

The Secretary of the corporation presented and read a waiver of the time, place, and purpose of the meeting, signed by all the directors, which was ordered filed.

The following persons were nominated for the directors of the corporation, to serve until the next Annual Meeting of the shareholders of the corporation and until their successors are elected and qualify:

STEVE SPANIS

Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED that each of the aforenamed persons be and is hereby elected as a
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director of the corporation, to serve until the next Annual Meeting of the shareholders of the corporation, and until their successors are elected and qualify.

The Secretary stated that a proposal for approval of a 1 for 50 reverse stock split, to be made effective on December 24, 2002, had been made.

Upon motion duly made and seconded, the following resolution was adopted:


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RESOLVED that, on the record/effective date of December 24, 2002, the common
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stock of the corporation undergo a 1 for 50 reverse stock split whereby each shareholder shall receive one share of the corporation's common stock for each 50 shares of the corporation's common stock held by each shareholder.

The Secretary stated that a proposal for approval of a change in the corporation's name from "IMPULSE MEDIA TECHNOLOGIES, INC." to "NAPOLI ENTERPRISES, INC." had been made.

Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED that the name of the corporation shall be changed from "IMPULSE MEDIA
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TECHNOLOGIES, INC." to "NAPOLI ENTEPRISES, INC.".

The Secretary stated that a proposal for approval of the amendment of the corporation's by-laws to reduce the minimum required number of directors of the corporation from TWO to ONE.

Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED that the by-laws of the corporation are hereby amended to reduce the
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minimum required number of directors of the corporation from TWO to ONE.

The Secretary stated that a proposal for approval of the amendment of the corporation's articles of incorporation to increase the authorized capital of the corporation from 100,000,000 shares of common stock to 500,000,000 shares of common stock.

Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED that the articles of incorporation of the corporation are hereby
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amended to increase the authorized capital of the corporation from 100,000 shares of common stock to 500,000,000 shares of common stock.

The Secretary stated that a proposal for approval of the reappointment of Miller & McCollom as auditors of the corporation had been made.

Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED that Miller & McCollom are hereby reappointed as auditors of the
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corporation until the next Annual Meeting of shareholders and until their successors are appointed and qualify.

The following persons were nominated for the position of Chair of the audit committee of the corporation, to serve until the next Annual Meeting of the shareholders of the corporation and until their successors are elected and qualify:

STEVE SPANIS

Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED that STEVE SPANIS be and is hereby elected as Chair of the Audit
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Committee of the corporation, to serve until the next Annual Meeting of the shareholders of the corporation, and until their successors are elected and qualify.

The Secretary stated that Kurt S. Dohlen submitted his resignation from the Board of Directors of the corporation, effective immediately.



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Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED that the resignation of Kurt S. Dohlen, attached hereto is hereby
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accepted effective immediately.

No further business having been brought before the meeting, upon motion duly made, seconded, and adopted, the meeting was adjourned.


Dated: November 12, 2002                    /s/ Steve Spanis
                                            Secretary